                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement       / /  Confidential, For Use
                                            of the Commission
                                            Only (as permitted by
                                            Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
     14a-12

                             UniCapital Corporation
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement no.:
     (3)  Filing Party:
     (4)  Date Filed:

                                      LOGO

                            10800 BISCAYNE BOULEVARD
                                   SUITE 800
                              MIAMI, FLORIDA 33161
                           TELEPHONE: (305) 899-5000
                            TELEFAX: (305) 899-5050

                                 APRIL 9, 1999

Dear UniCapital Stockholder:

     You are cordially invited to attend our 1999 Annual Meeting of Stockholders to be held on Friday, May 14, 1999, at 9:30 a.m., local time, at the Marriott Financial Center Hotel, 85 West Street, New York, New York 10006.

     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

                                          Sincerely,


                                                  /s/ Robert J. New
                                          ------------------------------------
                                                      Robert J. New
                                                Chairman of the Board and
                                                 Chief Executive Officer

                             UNICAPITAL CORPORATION

                      10800 BISCAYNE BOULEVARD, SUITE 800
                              MIAMI, FLORIDA 33161
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1999
                            ------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of UniCapital Corporation, a Delaware corporation (the "Company"), will be held on Friday, May 14, 1999, at 9:30 a.m., local time, at the Marriott Financial Center Hotel, 85 West Street, New York, New York 10006, for the following purposes:

             (1) To elect four Class I directors to serve for a term of three years each and until their respective successors are duly elected and qualified;

             (2) To ratify the selection of PricewaterhouseCoopers LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1999; and

             (3) To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on March 19, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting. This list may be inspected at the offices of American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

     The Board of Directors urges you to complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                          By order of the Board of Directors,

                                          MARTIN KALB
                                          Executive Vice President, Secretary
                                          and General Counsel
Miami, Florida
April 9, 1999

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD PROMPTLY.

                             UNICAPITAL CORPORATION

                      10800 BISCAYNE BOULEVARD, SUITE 800
                              MIAMI, FLORIDA 33161
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of UniCapital Corporation, a Delaware corporation ("UniCapital" or the "Company"), for use at the Company's 1999 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Friday, May 14, 1999, at 9:30 a.m., local time, at the Marriott Financial Center Hotel, 85 West Street, New York, New York 10006, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, are first being sent to stockholders on or about April 9, 1999.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

     The Board has fixed the close of business on March 19, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, there were 52,505,323 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, then the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (such preclusions from voting are sometimes referred to as "broker non-votes").

     The Board of Directors knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

QUORUM; VOTES REQUIRED

     The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     Under applicable Delaware law and the Company's Bylaws, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Bylaws, the four nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

     The remaining proposal to be brought before the Annual Meeting requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions will be counted as shares present at the Annual Meeting and will thus increase the minimum number of affirmative votes necessary to approve this proposal. Because they will not be recorded as votes in favor of such proposal, however, abstentions will have the effect of votes against such proposal. Broker non-votes with respect to this proposal will be treated as shares not capable of being voted on this proposal; accordingly, broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve such proposal or on the outcome of voting on such proposal.

                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation and the Bylaws of the Company provide that the number of directors is to be determined from time to time by resolution of the Board. The Board is currently composed of 11 persons.

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the members of the Board are divided into three classes, designated Class I, Class II and Class III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class I directors expires at the Annual Meeting. The terms of the Class II and Class III directors will expire at the 2000 and 2001 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which such director is elected and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of such director's predecessor.

     The individuals elected to serve as Class I directors this year will serve for a three-year term expiring at the 2002 Annual Meeting of Stockholders. There are currently three incumbent Class I directors: Robert W. VanHellemont; Roy L. Burger and Robert F. Kopp. Mr. VanHellemont and Mr. Kopp have been nominated for reelection to the Board, and Mr. Burger is retiring from the Board. In the election, the four persons who receive the highest number of votes actually cast will be elected. The proxies named in the proxy card intend to vote for the election of the four Class I nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, then the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee(s). If any nominee becomes unable to serve, then the proxies may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     Set forth below is certain information with regard to each of the nominees for election as Class I directors and each continuing Class II and Class III director.

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS

                NAME AND AGE                      PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                ------------                      --------------------------------------
Scott Brown..................................  Mr. Brown has served since 1987 as the Vice
  Age 34                                       President, Chief Financial Officer and
                                               Director of C.M.I. Enterprises, a supplier of
                                               fabric, leather, vinyl and associated
                                               products to the van conversion, recreational
                                               vehicle and automotive aftermarket
                                               industries.
Paul Feinsilver..............................  Mr. Feinsilver co-founded First Miami
  Age 50                                       Securities, Inc., a municipal bond firm, in
                                               1978 and has served since then as its
                                               Chairman of the Board.
Robert F. Kopp...............................  Mr. Kopp has been a director of UniCapital
  Age 45                                       since July 1998. Mr. Kopp served as Executive
                                               Vice President of The Walden Asset Group
                                               ("Walden"), which was acquired by UniCapital
                                               in May 1998, since 1991.
Robert W. VanHellemont.......................  Mr. VanHellemont has been a director of
  Age 53                                       UniCapital since July 1998. Mr. VanHellemont
                                               has served as President of Varilease
                                               Corporation ("Varilease"), which was acquired
                                               by UniCapital in May 1998, since 1987.

     The Board unanimously recommends that stockholders vote FOR the election of the four persons nominated to serve as Class I Directors.

         DIRECTORS CONTINUING AS CLASS II DIRECTORS TERM EXPIRING 2000

                NAME AND AGE                      PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                ------------                      --------------------------------------
Vincent W. Eades.............................  Mr. Eades has been a director of UniCapital
Age 40                                         since October 1997. Mr. Eades is the founder
                                               of PowerRide Motorsports, Inc., a company
                                               formed to own and operate motorcycle
                                               dealerships and accessories businesses, and
                                               has served as its Chairman, President and
                                               Chief Executive Officer since its inception
                                               in March 1998. Mr. Eades served as the Senior
                                               Vice President of Sales and Marketing for
                                               Starbucks Coffee Co. Inc. from May 1995 until
                                               March 1998. Prior to that, Mr. Eades was
                                               employed by Hallmark Cards Inc., most
                                               recently as a General Manager, from November
                                               1985 through April 1995. Mr. Eades also
                                               serves as a director of U.S.A. Floral
                                               Products, Inc. and as a director of Building
                                               One Services, Inc.
Richard C. Emery.............................  Mr. Emery has been a director of UniCapital
  Age 55                                       since July 1998. Mr. Emery has served as
                                               President and Chief Executive Officer of
                                               Matrix Funding Corporation ("Matrix"), which
                                               was acquired by UniCapital in May 1998, since
                                               1988.

                NAME AND AGE                      PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                ------------                      --------------------------------------
Bruce E. Kropschot...........................  Mr. Kropschot has served as Vice Chairman --
  Age 58                                       Mergers & Acquisitions of UniCapital since
                                               May 1998, and from November 1997 until May
                                               1998 served as a consultant to UniCapital
                                               providing services consistent with the duties
                                               and responsibilities of Vice
                                               Chairman -- Mergers & Acquisitions. From 1987
                                               through December 1997, he was founder and
                                               President of Kropschot Financial Services, a
                                               merger and acquisition advisor to equipment
                                               leasing companies, which has arranged for the
                                               sale of over 100 equipment leasing and
                                               specialty finance businesses. From 1980 to
                                               1986, Mr. Kropschot served as President and
                                               Vice Chairman of Master Lease Corporation,
                                               which is now known as Tokai Financial
                                               Services, Inc. From 1972 to 1980, Mr.
                                               Kropschot served as Executive Vice President
                                               of HBE Leasing Corporation and Vice
                                               President -- Finance, of its parent
                                               corporation, HBE Corporation.
Anthony K. Shriver...........................  Mr. Shriver has been a director of UniCapital
  Age 34                                       since March 1998. Mr. Shriver has been
                                               Chairman and Chief Executive Officer of Best
                                               Buddies International, Inc., a non-profit
                                               organization that provides mentally
                                               handicapped adults with employment services
                                               and promotes their social integration, since
                                               February 1989. From May 1996 to March 1998,
                                               he also served as Chairman and Chief
                                               Executive Officer of Fast Rx, Inc., a
                                               pharmaceutical sales company which provides
                                               physicians the technology to dispense
                                               products at the point of care, and from March
                                               1997 to September 1997 he was Chairman of
                                               Larkin Community Hospital.

         DIRECTORS CONTINUING AS CLASS III DIRECTORS TERM EXPIRING 2001

                NAME AND AGE                      PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                ------------                      --------------------------------------
Robert J. New................................  Mr. New co-founded UniCapital in October 1997
  Age 34                                       and has since served as its Chairman and
                                               Chief Executive Officer. From July 1996 until
                                               December 1997, Mr. New served as an operating
                                               company president of and as acquisition
                                               consultant to U.S. Office Products Company, a
                                               publicly-held supplier of a broad range of
                                               office products and business services, where
                                               Mr. New participated in over 40 acquisitions.
                                               From March 1990 until August 1997, Mr. New
                                               served as Chief Executive Officer of
                                               Prudential of Florida Leasing, Inc., a
                                               small-ticket leasing company. From December
                                               1989 through July 1996, Mr. New served as
                                               President and Chief Executive Officer of
                                               Prudential of Florida, Inc., an office
                                               services company. Mr. New also serves as a
                                               director of PowerRide Motorsports, Inc.
                                               Robert J. New is the brother of Jonathan New,
                                               the Company's Chief Financial Officer.
Theodore J. Rogenski.........................  Mr. Rogenski has served as Chief Operating
  Age 59                                       Officer of UniCapital since May 1998, and
                                               from February 1998 until May 1998 served as a
                                               consultant to UniCapital providing services
                                               consistent with the duties and
                                               responsibilities of Chief Operating Officer.
                                               He has been a director of UniCapital since
                                               July 1998. From December 1994 until January
                                               1997, Mr. Rogenski served as Chief Operating
                                               Officer of LINC Anthem Corporation and its
                                               successor, Newcourt LINC Financial, Inc., a
                                               leasing company specializing in small-ticket
                                               leasing as well as financial products for the
                                               health care industry, after which he was
                                               subject to a noncompetition agreement. From
                                               1990 until April 1992, Mr. Rogenski served as
                                               the President and Chief Executive Officer of
                                               John Hancock Leasing Corporation, after which
                                               he pursued personal interests. From 1981
                                               until 1990, Mr. Rogenski served as President
                                               and Chief Executive Officer of Wells Fargo
                                               Leasing Corporation.
Stuart L. Cauff..............................  Mr. Cauff has been President of UniCapital
  Age 52                                       since March 1999, President and Chief
                                               Executive Officer of the Company's Big Ticket
                                               Leasing Division since May 1998 and Chairman
                                               of UniCapital Air Group since December 1998.
                                               He has been a director of UniCapital since
                                               July 1998. From 1981 until May 1998, Mr.
                                               Cauff served as President of Cauff, Lippman
                                               Aviation, Inc. ("Cauff Lippman"), which was
                                               acquired by UniCapital in May 1998.

                NAME AND AGE                      PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                ------------                      --------------------------------------
Jonathan J. Ledecky..........................  Mr. Ledecky co-founded UniCapital in October
  Age 41                                       1997 and has since served as a director. From
                                               October 1997 until April 1998, Mr. Ledecky
                                               also served as Non-Executive Chairman of the
                                               Company's Board of Directors. Mr. Ledecky was
                                               Chairman and Chief Executive Officer of U.S.
                                               Office Products Company from October 1994
                                               through November 1997 and thereafter was a
                                               director until May 1998. Mr. Ledecky founded
                                               Building One Services, Inc. (formerly known
                                               as Consolidation Capital Corporation) in
                                               February 1997 and serves as its Chairman.
                                               From 1991 until September 1994 Mr. Ledecky
                                               served as President and Chief Executive
                                               Officer of Legacy Dealer Capital Fund, Inc.
                                               Mr. Ledecky also serves as a director of
                                               U.S.A. Floral Products, Inc., Aztec
                                               Technology Partners, Inc., School Specialty,
                                               Inc., Workflow Management, Inc., Navigant
                                               International, Inc., MicroStrategy
                                               Incorporated, PowerRide Motorsports, Inc.,
                                               and the Ledecky Foundation. Mr. Ledecky is
                                               also the general partner of Ironbound
                                               Partners LLC, a private investment management
                                               firm, and a director of the United States
                                               Chamber of Commerce.

     The Board of Directors met twice in person and once by teleconference during 1998. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The responsibilities of the Audit Committee include recommending to the Board the independent certified public accountants to be selected to conduct the annual audit of the consolidated financial statements of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid, reviewing accounting and financial controls of the Company with the independent certified public accountants and the Company's financial and accounting staff and reviewing and approving transactions between the Company and its directors, officers and affiliates. Mr. Eades and Mr. Shriver are currently the members of the Audit Committee. From July 1998 until his resignation from the Board in December 1998, John A. Quelch also served as a member of the Audit Committee. The Board expects that Mr. Brown will be appointed to the Audit Committee at the meeting of the Board immediately following the Annual Meeting, if such individual is elected to the Board at the Annual Meeting. The Audit Committee met one time during 1998.

     The Compensation Committee provides a general review of the Company's compensation plans and policies to ensure that they meet corporate objectives. As described below, the Company's existing plans with respect to executive compensation are largely based upon contractual commitments set forth in employment agreements that are presently in effect. The responsibilities of the Compensation Committee also include administering the 1998 Long-Term Incentive Plan, including selecting the officers and salaried employees to whom awards will be granted. Messrs. Eades and Shriver are the members of the Compensation Committee. The Compensation Committee did not meet in person or by conference telephone during 1998, but did act three times by unanimous written consent.

     The Nominating Committee proposes and reviews individuals to be nominated for election to the Board. The Nominating Committee currently consists of Messrs. Eades and New. The Nominating Committee met one time during 1998.

     No director currently in office attended fewer than 75% of the aggregate of
(i) the total number of meetings of the Board held during his tenure in 1998 and
(ii) the total number of meetings of all committees of the Board on which he served held during his tenure in 1998.

     RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP to serve as the Company's independent certified public accountants for the year ending December 31, 1999. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

     The proposal to ratify the selection of PricewaterhouseCoopers LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the votes cast by stockholders entitled to vote on the proposal.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF
    PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth information regarding compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") of the Company for the year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  ------------
                                                                                   SECURITIES
                     NAME AND                                                      UNDERLYING
                PRINCIPAL POSITION                  YEAR    SALARY    BONUS (1)   OPTIONS (#)
                ------------------                  ----    ------    ---------   -----------
Robert J. New.....................................  1998   $406,250   $325,000      500,000
Chairman of the Board and Chief Executive Officer
Theodore J. Rogenski..............................  1998    311,900    125,000      275,000
Chief Operating Officer
Bruce E. Kropschot................................  1998    281,250         --      175,000
Vice Chairman -- Mergers & Acquisitions
Martin Kalb.......................................  1998    281,250    125,000      175,000
Executive Vice President and General Counsel
Jonathan New......................................  1998    211,100    125,000      125,000
Chief Financial Officer

---------

(1) These bonuses were paid in March 1999 in respect of the year ended December 31, 1998.

     The following table sets forth certain information with respect to grants of options during the year ended December 31, 1998 and their potential realizable values.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                              NUMBER OF                                                VALUE AT ASSUMED
                              SECURITIES    % OF TOTAL                              ANNUAL RATES OF STOCK
                              UNDERLYING     OPTIONS                                PRICE APPRECIATION FOR
                               OPTIONS      GRANTED TO    EXERCISE                     OPTION TERM (4)
                               GRANTED     EMPLOYEES IN     PRICE     EXPIRATION    ----------------------
            NAME                 (#)       FISCAL YEAR    ($/SHARE)      DATE         (5%)         (10%)
            ----              ----------   ------------   ---------   ----------      ----         -----
Robert J. New (1)...........   500,000         10.8%      $  19.00    5/14/2008    $5,975,500   $15,140,550
Theodore J. Rogenski (2)....   200,000          4.3           3.00     2/4/2008       377,380       956,250
                                75,000          1.6           6.25     9/3/2008       294,790       747,070
Bruce E. Kropschot (3)......   150,000          3.3        16.5625     6/9/2008     1,562,410     3,959,450
                                25,000          0.5           6.25     9/3/2008        98,270       249,020
Martin Kalb (3).............   150,000          3.3        16.5625     6/9/2008     1,562,410     3,959,450
                                25,000          0.5           6.25     9/3/2008        98,270       249,020
Jonathan New (3)............   100,000          2.2        16.5625     6/9/2008     1,041,610     2,639,640
                                25,000          0.5           6.25     9/3/2008        98,270       249,020

---------

(1) All options are immediately exercisable.

(2) Option to purchase 200,000 shares are immediately exercisable. All other options will vest in 25% annual installments over four years commencing on the first anniversary of the date of grant.

(3) All options vest in 25% annual installments over four years commencing on the first anniversary of the date of grant.

(4) The potential realizable value is based on the assumed annual rates of stock price appreciation being applied to the above exercise prices. Such information is shown for informational purposes and does not represent an estimate or prediction of the Company's future stock price.

     The following table sets forth certain information with respect to the exercise of options during the year ended December 31, 1998 and the value of options held at that date.

 AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                  VALUE TABLE

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                            SHARES                           OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                           ACQUIRED                          FISCAL YEAR-END           FISCAL YEAR-END ($)(1)
                          ON EXERCISE      VALUE       ---------------------------   ---------------------------
          NAME                (#)       REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   ------------   -----------   -------------   -----------   -------------
Robert J. New...........       0             0           500,000             --       $     --       $     --
Theodore J. Rogenski....       0             0           200,000         75,000        875,000         84,375
Bruce E. Kropschot......       0             0                --        175,000             --         28,125
Martin Kalb.............       0             0                --        175,000             --         28,125
Jonathan New............       0             0                --        125,000             --         28,125

---------

(1) The value of the Common Stock at December 31, 1998 was $7.375 per share.

ARRANGEMENTS REGARDING EMPLOYMENT

     Effective May 20, 1998, the Company entered into an Employment Agreement with Robert J. New, pursuant to which Mr. New continued in the employ of the Company as Chairman and Chief Executive Officer for a term beginning on such date and ending on April 1, 2000. Under the Employment Agreement, Mr. New receives an annual base salary of $650,000. The Employment Agreement includes a two-year post-termination non-competition and non-solicitation provision that restrains Mr. New from engaging in, directly or indirectly, any

"Competing Business" (as defined in the Employment Agreement). If Mr. New's employment is terminated without cause, he will be entitled to receive his salary then in effect for the shorter of (i) the three-month period following his termination or (ii) the remaining term of the Employment Agreement.

     Effective May 20, 1998, the Company entered into an Employment Agreement with Theodore J. Rogenski, pursuant to which Mr. Rogenski is employed as the Company's Chief Operating Officer for a term beginning on such date and ending on April 1, 2000. Under the Employment Agreement, Mr. Rogenski receives an annual base salary of $475,000. The Employment Agreement includes a two-year post-termination non-competition and non-solicitation provision that restrains Mr. Rogenski from engaging in, directly or indirectly, any "Competing Business" (as defined in the Employment Agreement). If Mr. Rogenski's employment is terminated without cause, he will be entitled to receive his salary then in effect for the shorter of (i) the eight-month period following his termination or (ii) the remaining term of the Employment Agreement.

     Effective May 20, 1998, the Company and Bruce E. Kropschot entered into an Employment Agreement pursuant to which Mr. Kropschot is employed as the Company's Vice Chairman -- Mergers & Acquisitions for a term beginning on such date and ending on February 20, 2000. Under the Employment Agreement, Mr. Kropschot receives an annual base salary of $450,000. The Employment Agreement includes a two-year post-termination non-competition and non-solicitation provision that restrains Mr. Kropschot from engaging in, directly or indirectly, any "Competing Business" (as defined in the Employment Agreement), except that Mr. Kropschot will be entitled to provide investment advisory services to any Competing Business beginning six months after the termination or expiration of his employment with the Company for any reason whatsoever. If Mr. Kropschot's employment is terminated without cause, he will be entitled to receive his salary then in effect for the shorter of (i) the 12-month period following his termination or (ii) the remaining term of the Employment Agreement.

     Effective May 20, 1998, the Company entered into an Employment Agreement with Martin Kalb, pursuant to which Mr. Kalb is employed as the Company's Executive Vice President and General Counsel for a term beginning on such date and ending on April 1, 2000. Under the Employment Agreement, Mr. Kalb receives an annual base salary of $450,000. The Employment Agreement includes a two-year post-termination non-competition and non-solicitation provision that restrains Mr. Kalb from engaging in, directly or indirectly, any "Competing Business" (as defined in the Employment Agreement). If Mr. Kalb's employment is terminated without cause, he will be entitled to receive his salary then in effect for the shorter of (i) the eight-month period following his termination or (ii) the remaining term of the Employment Agreement.

     Effective May 20, 1998, the Company entered into an Employment Agreement with Jonathan New, pursuant to which Mr. New continued in the employ of the Company as Chief Financial Officer for a term of employment beginning on such date and ending on April 1, 2000. Under the Employment Agreement, as amended effective September 16, 1998, Mr. New receives an annual base salary of $300,000. The Employment Agreement includes a two-year post-termination non-competition and non-solicitation provision that restrains Mr. New from engaging in, directly or indirectly, any "Competing Business" (as defined in the Employment Agreement). If Mr. New's employment is terminated without cause, he will be entitled to receive his salary then in effect for the shorter of (i) the eight-month period following his termination or (ii) the remaining term of the Employment Agreement.

     The Company or its subsidiaries have also entered into employment agreements with certain other members of senior management, including Messrs. Burger, Emery, Kopp, VanHellemont, and Cauff (who now serves as President of UniCapital Corporation as well as President and Chief Executive Officer of its Big Ticket Division and Chairman of UniCapital Air Group), all of whom are directors of the Company, having terms substantially similar to those described above.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company ("Outside Directors") receive an annual fee of $25,000, plus reimbursement of expenses for each meeting of the Board of Directors and each committee meeting that they attend in person. In addition, upon effectiveness of the registration statement relating to the Company's initial public offering on May 14, 1998, each Outside Director received a nondiscretionary grant of options to purchase 21,000 shares of Common Stock under the Company's 1998 Non-Employee Directors' Stock Plan. Each Outside Director will automatically receive an additional grant of 6,000 options under that plan as of the date of the Annual Meeting. In May 1998, prior to the effectiveness of the Company's registration statement relating to the Company's initial public offering, the Company granted options to purchase 60,000 shares of Common Stock under the Company's 1997 Executive Non-Qualified Stock Option Plan (the "Executive Plan") to Anthony K. Shriver.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Eades and Shriver. Robert J. New is a member of the Board of Directors of PowerRide Motorsports, Inc. Mr. Eades is the Chairman, President and Chief Executive Officer of PowerRide.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 1, 1999 held by each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, by each director and executive officer of the Company (including each executive officer of the Company named in the Summary Compensation Table) and by all directors and executive officers of the Company as a group (based on 52,505,323 shares of Common Stock outstanding as of such date).

                                                                 SHARES OWNED
                                                                 BENEFICIALLY
                                                              -------------------
                      BENEFICIAL OWNER                         NUMBER     PERCENT
                      ----------------                         ------     -------
Robert J. New (1)...........................................  1,851,713     3.5%
Theodore J. Rogenski (2)....................................    400,000       *
Bruce E. Kropschot..........................................    480,526       *
Martin Kalb (3).............................................    412,600       *
Steven E. Hirsch............................................    315,000       *
Jonathan New................................................    190,000       *
Jonathan J. Ledecky (1).....................................  2,415,000     4.6
Vincent W. Eades (4)........................................    116,000       *
Anthony K. Shriver (4)(5)...................................     81,000       *
Roy L. Burger...............................................    259,737       *
Stuart L. Cauff (6).........................................    842,105     1.6
Richard C. Emery............................................    182,449       *
Robert F. Kopp..............................................    368,395       *
Robert W. VanHellemont......................................  1,698,589     3.2
Edward A. Jaeckel...........................................      4,000       *
John L. Alfano (7)..........................................  3,368,368     6.4
  c/o Jacom Computer Services, Inc.
  207 Washington Street
  Northvale, NJ 07647
Dresdner RCM Global Investors LLC (7).......................  5,178,700     9.9
  Four Embarcadero Center
  San Francisco, California 94111
All directors and executive officers, as a group (15
  persons) (8)..............................................  9,617,114    17.9%

---------

(1) Includes 500,000 shares which may be acquired within 60 days of March 1, 1999, pursuant to the exercise of options granted under the Company's 1998 Long-Term Incentive Plan (the "LTIP").

(2) Includes 200,000 shares which may be acquired within 60 days of March 1, 1999, pursuant to the exercise of options granted under the Executive Plan.

(3) Shares are held by the Kalb Investments Limited Partnership.

(4) Includes 21,000 shares which may be acquired within 60 days of March 1, 1999, pursuant to the exercise of options granted under the Directors' Plan.

(5) Includes 60,000 shares which may be acquired within 60 days of March 1, 1999, pursuant to the exercise of options granted under the Executive Plan.

(6) Includes 757,894 shares owned by the 1998 Cauff Family Trust.

(7) Based on information contained in a Report on Schedule 13G filed by such stockholder with the Securities and Exchange Commission on February 16, 1999.

(8) See notes (1) through (6).

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is pleased to present its report on executive compensation. This report describes the components of the Company's executive officer compensation programs and the basis on which compensation determinations for 1998 were made with respect to the executive officers of the Company.

COMPENSATION PHILOSOPHY

     It is the philosophy of the Committee that a significant portion of executive compensation be linked directly to the Company's success in meeting profit, growth and corporate performance goals, which the Committee hopes will result in increases in stockholder value. The Compensation Committee utilizes the following objectives as guidelines for compensation decisions:

          - Provide a competitive total compensation package that enables the Company to attract and retain key personnel.

          - Provide a broad-based compensation package that equitably recognizes the contributions of all management personnel.

          - Provide variable compensation opportunities, primarily on an annual basis, that are directly linked to corporate performance goals.

          - Provide long-term compensation opportunities, through stock options, that align executive compensation with value received by stockholders.

     The Committee does not anticipate that the Company will be affected in the near future by Section 162(m) of the Internal Revenue Code, which imposes an annual limit of $1,000,000 per person on the federal income tax deduction for executive compensation which is not performance based in accordance with certain requirements. If the Company were to determine that Section 162(m) might limit the deductibility of certain payments, the Company would consider the steps necessary to modify its compensation programs so that the problem of non-deductibility would be avoided.

COMPENSATION PROGRAM COMPONENTS

     The Compensation Committee periodically reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The compensation program for executive officers comprises the following components: base salary, annual incentive compensation and stock options. Each of these components is summarized below.

     BASE SALARY. The base salary of each executive officer was determined in the course of negotiating the employment agreement between the Company and each such executive officer; this negotiation took place prior to the formation of the Compensation Committee, during the course of organizing the Company and preparing for its initial public offering in May 1998. The Compensation Committee can recommend increases, but not decreases, in executive compensation under the terms of these employment agreements. The Compensation Committee intends, in evaluating whether to increase base salaries in future years, to consider the levels of compensation (base, bonus and other incentive) paid by the Company relative to individual performance, overall corporate performance and industry compensation averages, among other factors.

     ANNUAL INCENTIVE COMPENSATION. Annual bonuses represent payments for the achievement of short-term objectives and recognize both the overall performance of the Company and individual performance in a given year. For 1998, the Compensation Committee considered these factors, and accorded particular weight to the efforts of the executives in bringing the Company successfully into being amidst difficult market conditions, as well as in achieving corporate performance goals for revenues and net income and for integration of the Company's disparate operating units despite an adverse equity market. As a result of its application of these factors as so weighted, the Committee determined to award the Named Executive Officers (other than the CEO, whose annual incentive bonus for 1998 is discussed below) aggregate incentive bonus compensation of $375,000, as detailed in the Summary Compensation Table.

     STOCK OPTIONS. The Company's LTIP is intended to motivate key employees to put forth maximum efforts toward the continued growth, profitability and success of the Company by providing incentives through the ownership and performance of the Company's Common Stock. The plan is designed to provide benefits to key management only to the extent that stockholders enjoy increases in value.

     In 1998, options to purchase 1,450,000 shares of the Company's Common Stock were granted to the Company's executive officers under the LTIP, and options to purchase 30,000 shares of the Company's Common Stock were granted to an executive officer under the Executive Plan. The Compensation Committee considered the respective stock and option holdings of the executive officers of the Company in comparison with stock and option holdings of top executives of companies of similar size and growth records, and made option awards during 1998 that were intended to keep its executive officers' holdings competitive with and in fact above industry averages for comparable companies, in the expectation that a significant equity incentive component of the total compensation program would best align the interests of executives with those of the Company's stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Compensation of the CEO. As discussed above under "Arrangements Regarding Employment," Robert J. New's base salary was determined prior to the Company's initial public offering in connection with the Company's entry into an employment agreement with Mr. New. The Committee also determined to award Mr. New a cash bonus of $325,000 with respect to 1998, in particular recognition of his efforts in creating the Company, leading it to a successful public offering, guiding it to attain its financial goals (specifically for quarterly earnings, return on tangible equity and return on assets), attracting and retaining competent and dedicated employees and fostering the integration of the 17 businesses acquired by the Company in 1998, all amidst deteriorating equity market conditions. In addition, the Committee determined prior to the initial public offering to award Mr. New options to purchase 500,000 shares of the Company's Common Stock on the date on which the initial public offering price was determined, in recognition of his very significant efforts in taking the Company from concept through formation, negotiation and consummation of the acquisitions of its founding companies and a successful initial public offering; these options were granted at an exercise price of $19.00 per share, equal to the initial public offering price of the Company's Common Stock, and vested immediately. The Committee believes that these options, together with Mr. New's stock holdings, tie a significant amount of his financial reward to the market price of the Company's Common Stock, and thus serve to align Mr. New's interests more closely with those of the Company's stockholders.

                           THE COMPENSATION COMMITTEE

VINCENT W. EADES                                              ANTHONY K. SHRIVER

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Set forth below is a description of certain transactions and relationships between the Company and certain persons who are officers, directors or principal stockholders of the Company. Except as otherwise indicated, the negotiation of all the transactions described below preceded the consummation of the Company's initial public offering in May 1998.

Robert J. New

     On January 29, 1998, the Company sold 75,000 shares of its Common Stock to Mr. New for aggregate cash consideration of $225,000. On February 17, 1998, the Company sold 40,000 shares of its Common Stock to Mr. New for aggregate cash consideration of $400,000. On May 14, 1998, the Company granted Mr. New an immediately exercisable option to purchase 500,000 shares of its Common Stock at an exercise price of $19.00 per share. For other matters concerning Mr. New, see "Executive Compensation--Arrangements Regarding Employment."

Bruce E. Kropschot

     On January 23, 1998, the Company sold 20,000 shares of its Common Stock to Mr. Kropschot for aggregate cash consideration of $60,000. On February 2, 1998, the Company sold 50,000 shares of its Common Stock to Mr. Kropschot for aggregate consideration of $150,000, a portion of which was paid in the form of a promissory note. In connection with purchases of Common Stock from the Company, Mr. Kropschot executed promissory notes in favor of the Company in the aggregate principal amount of $239,950. These notes bear interest at the rate of 6% per annum. As of March 31, 1999, the outstanding principal balance of such notes totaled $239,950. Mr. Kropschot was founder and President of Kropschot Financial Services ("KFS"), a merger and acquisition advisor to equipment leasing companies, through December 1997. KFS has provided financial advisory services to a number of businesses that have been acquired by UniCapital. As compensation for these services, KFS received the following fees: (i) from Walden's shareholders, $200,000 which was payable in cash (none of which was received directly or indirectly by Mr. Kropschot, and all of which was paid directly to Martin Shames, who is currently a managing director of KFS); (ii) from Matrix's shareholders, $500,000 which was payable in cash and 10,526 shares of Common Stock (all of which was payable directly to Mr. Kropschot in accordance with an arrangement between Mr. Kropschot and KFS regarding such fee); and (iii) from Jacom's shareholder, $350,000 which was payable in cash ($200,000 was payable directly to Mr. Kropschot and $150,000 was payable to Mr. Shames in accordance with an arrangement between Mr. Kropschot and KFS regarding such fee).

     In connection with his employment with UniCapital, Mr. Kropschot reached agreement with the two managing directors of KFS pursuant to which Mr. Kropschot has redeemed his entire equity interest in KFS in exchange for a note payable by the parent company of KFS. Since KFS is a prominent merger and acquisition advisor to equipment leasing companies, it is likely that KFS will be an advisor to future candidates to be acquired by the Company.

Theodore J. Rogenski

     On February 4, 1998, the Company sold 200,000 shares of its Common Stock to Mr. Rogenski for aggregate consideration of $600,000, a portion of which was paid in the form of a promissory note in the original principal amount of $599,800, which bears interest at the rate of 6% per annum. As of March 31, 1999, the outstanding principal balance of the note totaled $599,800. On February 4, 1998, the Company granted Mr. Rogenski an immediately exercisable option to purchase 200,000 shares of Common Stock at an exercise price of $3.00 per share.

Martin Kalb

     On January 16, 1998, the Company sold 75,000 shares of its Common Stock to Mr. Kalb for aggregate consideration of $225,000, a portion of which was paid in the form of a promissory note. On January 29, 1998, the Company sold 75,000 shares of its Common Stock to Mr. Kalb for aggregate consideration of $225,000, a portion of which was paid in the form of a promissory note. In connection with purchases of Common Stock from the Company, Mr. Kalb executed promissory notes in favor of the Company in the aggregate principal amount of $449,850. These notes bear interest at the rate of 6% per annum. As of March 31, 1999, the outstanding principal balance of such notes totaled $449,850.

Jonathan New

     On January 18, 1998, the Company sold 52,500 shares of its Common Stock to Mr. New for aggregate consideration of $157,500, a portion of which was paid in the form of a promissory note. On January 29, 1998, the Company sold 25,000 shares of its Common Stock to Mr. New for aggregate consideration of $75,000, a portion of which was paid in the form of a promissory note. In connection with purchases of Common Stock from the Company, Mr. New executed promissory notes in favor of the Company in the aggregate original principal amount of $232,422.50. These notes bear interest at the rate of 6% per annum. As of March 31, 1999, the outstanding principal balance of such notes totaled $232,422.50.

Steven E. Hirsch

     On January 24, 1998, the Company sold 315,000 shares of its Common Stock to Mr. Hirsch for aggregate consideration of $945,000, a portion of which was paid in the form of a promissory note in the original principal amount of $944,685, which note bears interest at 6% per annum. As of March 31, 1999, the outstanding principal balance of the note totaled $786,562.

Jonathan J. Ledecky

     On January 29, 1998, the Company sold 75,000 shares of its Common Stock to Mr. Ledecky for aggregate cash consideration of $225,000. On February 17, 1998, the Company sold 40,000 shares of its Common Stock to Mr. Ledecky for aggregate cash consideration of $400,000. On May 14, 1998, the Company granted Mr. Ledecky an immediately exercisable option to purchase 500,000 shares of its Common Stock at an exercise price of $19.00 per share.

Roy L. Burger

     In consideration for his shares of capital stock in Boulder, Mr. Burger received from UniCapital $4,935,000 in cash and 259,737 shares of Common Stock pursuant to an acquisition agreement consummated prior to Mr. Burger having become a director of UniCapital. In addition, pursuant to such agreement, Mr. Burger may receive additional consideration, based upon increases, if any in Boulder's adjusted pre-tax income for the year ended December 31, 1998 over the year ended December 31, 1997, and increases, if any in Boulder's adjusted pre-tax income for the year ended December 31, 1999 over the pre-tax income for the year ended December 31, 1998 (unless adjusted pre-tax income for the year ended December 31, 1998 is less than for the year ended December 31, 1997, in which case the baseline for comparison will be the year ended December 31,
1997). Under the acquisition agreement, UniCapital acquired Boulder's interest in certain new vendor programs and a real estate venture and Mr. Burger may receive additional consideration, based upon the pre-tax income of Boulder attributable to such new vendor programs and Boulder's interest in the real estate venture for each of the years ending December 31, 1998, 1999 and 2000. Simultaneously with and as a condition to the consummation of the Boulder acquisition, Mr. Burger entered into a two-year employment agreement with the subsidiary of the Company that operates the Boulder business and a two-year, post-employment covenant not to compete with the Company.

     Prior to the consummation of the acquisition of Boulder by UniCapital, Mr. Burger was the lender under a revolving credit agreement with Boulder that permitted Boulder to borrow up to $200,000. As of the consummation of the acquisition of Boulder, the credit agreement was terminated.

Stuart L. Cauff

     In consideration for his shares of capital stock in Cauff Lippman, Mr. Cauff received from UniCapital, $24,000,000 in cash and 842,105 shares of Common Stock pursuant to an acquisition agreement consummated prior to Mr. Cauff having become a director of UniCapital. In addition, UniCapital will pay additional consideration, 60% in cash and 40% in Common Stock, of up to $40.0 million (a portion of which will be payable to Mr. Cauff) based on the adjusted pre-tax income of the "Big Ticket Leasing Division" (defined for the period from January 1, 1998 through May 20, 1998 as Cauff Lippman and The NSJ Group, Inc. ("NSJ") ,and thereafter as Cauff Lippman, NSJ and other operating subsidiaries of the Company that conduct the business conducted by Cauff Lippman and NSJ prior to May 20, 1998) for the years ended December 31, 1998, 1999 and 2000. The Cauff Lippman acquisition agreement provides for such additional consideration to be paid in three possible payments: (i) $13.3 million if the adjusted pre-tax income of the Big Ticket Leasing Division for the year ended December 31, 1998 exceeds $19.0 million; (ii) an additional $13.3 million if the adjusted pre-tax income of the Big Ticket Leasing Division for the year ended December 31, 1999, plus the excess of the adjusted pre-tax income of the Big Ticket Leasing Division for the year ended December 31, 1998 over $26.7 million, exceeds $19.0 million; and (iii) a third $13.3 million if the adjusted pre-tax income of the Big Ticket Leasing Division for the year ended December 31, 2000, plus the excess of the adjusted pre-tax income of the Big Ticket Leasing Division for the year ended December 31, 1999 over $26.7 million, exceeds $19.0 million; provided, that if the aggregate amount paid under clauses (i) and (ii) is less than $26.7 million and if the aggregate adjusted pre-tax income of the Big Ticket Leasing Division for the three years ended December 31, 2000 equals or exceeds $56.9 million, then the payment under clause (iii) will equal $40.0 million minus the amounts paid under clauses (i) and (ii). Mr. Cauff is the President of UniCapital and President and CEO of UniCapital's Big Ticket Leasing Division and entered into a three-year employment agreement with the Company and a subsidiary of the Company that operates the Cauff Lippman business and a two-year, post-employment covenant not to compete with the Company (subject to certain limited exceptions).

     In addition to Cauff Lippman, Mr. Cauff and Wayne Lippman, formerly the Vice President of Cauff Lippman and currently the Executive Vice President of UniCapital's Big Ticket Leasing Division, were involved in other entities with interests in the aircraft leasing business which were not part of Cauff Lippman and which were not acquired in the Founding Companies Merger. In June 1998, the Company acquired from Messrs. Cauff and Lippman substantially all of the equity interests in Jumbo Jet for a combined consideration of $5.4 million, and in connection therewith assumed indebtedness of approximately $17.0 million and paid $10.0 million to Chase Manhattan Bank to terminate the bank's profit participation interest in Jumbo Jet. In addition, in connection with the Cauff Lippman acquisition agreement, Messrs. Cauff and Lippman granted the Company the option to purchase their interests in certain other entities, for the following purchase prices: (i) Twin Jet Leasing, Inc and Aircraft 49402, Inc.--$100,000; and (ii) CL Aircraft XXV, Inc.--$100,000. Each option is exercisable until May 20, 1999. Certain third party lenders, which are participants in some of these entities, must consent to the transfer of any equity interest in such entities. Such consents may not be obtained.

     From time to time prior to the acquisition of Cauff Lippman by UniCapital, the stockholders of Cauff Lippman advanced funds to Cauff Lippman. Upon consummation of the acquisition of Cauff Lippman by UniCapital, all amounts due from Cauff Lippman to the stockholders were repaid, other than certain promissory notes in the aggregate principal amount of $3.5 million held by Messrs. Cauff and Lippman and certain of their respective affiliates, which were assumed by the Company.

Richard C. Emery

     UniCapital acquired all of the outstanding stock of Matrix for: (i) $19.4 million in cash and (ii) 1,035,811 shares of Common Stock pursuant to an acquisition agreement consummated prior to Mr. Emery having become a director of UniCapital. A portion of that consideration ($3,502,773 in cash and 182,449 shares of Common Stock) was paid to Mr. Emery. In addition, under the acquisition agreement, UniCapital will pay additional consideration (including a portion to Mr. Emery), 50% in cash and 50% in Common Stock, equal to (i) 50% of any increase in Matrix's adjusted pre-tax income for the year ended December 31, 1998 over the year ended December 31, 1997 and (ii) 50% of any increase in Matrix's adjusted pre-tax income for the year ended December 31, 1999 over the adjusted pre-tax income for the year ended December 31, 1998 (unless adjusted pre-tax income for the year ended December 31, 1998 is less than for the year ended December 31, 1997, in which case the baseline for comparison will be the year ended December 31, 1997). Prior to the consummation of the acquisition of Matrix by UniCapital, Matrix distributed approximately $3.0 million to its stockholders (including a portion to Mr. Emery), through a redemption of a portion of the outstanding stock. Simultaneously with and as a condition to the consummation of the acquisition of Matrix, Mr. Emery entered into a two-year employment agreement with the subsidiary of the Company that operates the Matrix business and a two-year, post-employment covenant not to compete with the Company.

     Prior to the acquisition of Matrix by UniCapital, Matrix and Emco Associates ("Emco"), a Utah general partnership, in which Mr. Emery has a one-third ownership interest, were parties to a loan agreement under which Emco borrowed funds from Matrix. Upon consummation of the acquisition of Matrix by UniCapital, all amounts due to Matrix from Emco Associates were repaid.

Robert W. VanHellemont

     UniCapital acquired all of the outstanding stock of Varilease for: (i) $36.8 million in cash and (ii) 1,934,371 shares of Common Stock pursuant to an acquisition agreement consummated prior to Mr. VanHellemont having become a director of UniCapital. A portion of that consideration ($31,600,229 in cash and 1,663,173 shares of Common Stock) was paid to Mr. VanHellemont. In addition, under the acquisition agreement, UniCapital will pay additional consideration (including a portion to Mr. VanHellemont), 50% in cash and 50% in Common Stock, equal to (i) 50% of any increase in Varilease's adjusted pre-tax income for the year ended December 31, 1998 over the year ended December 31, 1997 and (ii) 50% of any increase in Varilease's adjusted pre-tax income for the year ended December 31, 1999 over the adjusted pre-tax income for the year ended December 31, 1998 (unless adjusted pre-tax income for the year ended December 31, 1998 is less than for the year ended December 31, 1997, in which case the baseline for comparison will be the year ended December 31, 1997). Simultaneously with and as a condition to the consummation of the acquisition of Varilease by UniCapital, Mr. VanHellemont entered into a two-year employment agreement with the subsidiary of the Company that operates the Varilease business and a two-year, post-employment covenant not to compete with the Company.

     In connection with the Varilease acquisition agreement, Mr. VanHellemont granted the Company an option to purchase his equity interest in two entities, Worldwide Maintenance Corp. ("Worldwide") and Summa Leasing, Inc. ("Summa"). The Company has the option to purchase Worldwide for the sum of (i) the greater of $1,000,000 or the fair market value of Mr. VanHellemont's equity interest in Worldwide, as agreed upon by the parties at the time of purchase, and (ii) the amount, if any, owed to Mr. VanHellemont by Worldwide. The option is exercisable until May 20, 1999. The Company has the option to purchase Mr. VanHellemont's equity interest in Summa for an amount equal to the fair market value of Mr. VanHellemont's equity interest, as agreed upon by the parties at the time of purchase. The option is exercisable until May 20, 2000. The Company has made no determination as to whether it wishes to enter the businesses conducted by Worldwide and/or Summa.

     In connection with the Varilease acquisition agreement, the Company agreed to cause the subsidiary of the Company that operates the Varilease business to enter into a lease of a building to be built upon real property owned by Mr. VanHellemont. Rental payments under the lease are approximately $27,500 per month. The Company believes that the terms of the lease are no less favorable than those the Company could have obtained from an unaffiliated third party. Mr. VanHellemont was not a director at the time of his negotiation of this lease.

     From time to time, Varilease made loans to Mr. VanHellemont. Upon consummation of the acquisition of Varilease by UniCapital, all amounts due from Mr. VanHellemont with respect to such loans were repaid.

Robert F. Kopp

     UniCapital acquired all of the outstanding stock of Walden for: (i) $21.0 million in cash and (ii) 1,105,182 shares of Common Stock pursuant to an acquisition agreement consummated prior to Mr. Kopp having become a director of UniCapital. A portion of that consideration ($6,999,500 in cash and 368,395 shares of Common Stock) was paid to Mr. Kopp. In addition, under the acquisition agreement, UniCapital will pay additional consideration (including a portion to Mr. Kopp), 50% in cash and 50% in Common Stock, equal to (i) 50% of any increase in Walden's adjusted pre-tax income for the year ended December 31, 1998 over the year ended December 31, 1997 and (ii) 50% of any increase in Walden's adjusted pre-tax income for the year ended December 31, 1999 over the adjusted pre-tax income for the year ended December 31, 1998 (unless adjusted pre-tax income for the year ended December 31, 1998 is less than for the year ended December 31, 1997, in which case the baseline for comparison will be for the year ended December 31, 1997). Simultaneously with and as a condition to the consummation of the acquisition of Walden, Mr. Kopp entered into a two-year employment agreement with the subsidiary of the Company that operates the Walden business and a two-year, post-employment covenant not to compete with the Company.

     Walden Asset Associates ("WAA"), a New York partnership in which the former stockholders of Walden (including Mr. Kopp) have equal ownership interests, was established to hold key man life insurance policies on the principals of Walden. Walden sold its rights under certain remarketing contracts to WAA. Upon consummation of the acquisition of Walden by UniCapital, WAA was dissolved and the rights under the remarketing contracts reverted to Walden.

John L. Alfano

     UniCapital acquired all of the outstanding stock of Jacom Computer Services, Inc. ("Jacom") from Mr. Alfano for: (i) $128.0 million in cash and
(ii) 3,368,368 shares of Common Stock. Immediately prior to the acquisition of Jacom, Jacom made a dividend to its stockholder in the amount of $32.3 million. In addition, UniCapital will pay additional consideration to Mr. Alfano, 50% in cash and 50% in Common Stock, equal to (i) 50% of any increase in Jacom's adjusted pre-tax income for the year ended December 31, 1998 over the year ended December 31, 1997 and (ii) 50% of any increase in Jacom's adjusted pre-tax income for the year ended December 31, 1999 over the adjusted pre-tax income for the year ended December 31, 1998 (unless adjusted pre-tax income for the year ended December 31, 1998 is less than for the year ended December 31, 1997, in which case the baseline for comparison will be the year ended December 31,
1997). Mr. Alfano was not a stockholder of the Company at the time of the negotiation of the Jacom merger agreement. Upon consummation of the acquisition of Jacom by UniCapital, Mr. Alfano became the Company's National Marketing Director and entered into a two-year employment agreement with the subsidiary of the Company that operates the Jacom business and a two-year, post-employment covenant not to compete with the Company. In March 1999, Mr. Alfano's employment agreement was terminated, and an entity of which Mr. Alfano is the sole stockholder entered into a consulting agreement with the Company.

     Prior to the acquisition of Jacom by UniCapital, Jacom from time to time advanced funds to Mr. Alfano. Upon consummation of the acquisition of Jacom by UniCapital, all amounts due from Mr. Alfano were repaid. Prior to the acquisition of Jacom by UniCapital, Jacom from time to time sold lease receivables to Mr. Alfano. Upon consummation of the acquisition of Jacom by UniCapital, the amount due to Mr. Alfano was repaid. Trusts established for the benefit of Mr. Alfano's children are the indirect stockholders of Museum Monthly, Inc. and RKL Publishing, Inc., which entities provided consulting services to Jacom from time to time. Upon consummation of the acquisition of Jacom by UniCapital, Jacom no longer procured consulting services from these entities.

     Jacom leases its office space from Mr. Alfano. For the year ended December 31, 1998 rental payments for the office space totaled $120,000. The Company believes that the terms of the lease are no less favorable than those the Company could have obtained from an unaffiliated third party. Mr. Alfano was not a stockholder of the Company at the time of negotiation of this lease.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph shows the cumulative total stockholder return on the Company's Common Stock since inception (May 15, 1998) as compared to the returns of the Russell 2000 and the Russell 2000 Financial. The graph assumes that $100 was invested on May 14, 1998 in the Company's Common Stock and in the Russell 2000 and the Russell 2000 Financial and assumes reinvestment of dividends.

                         INDEX VALUE
           ----------------------------------------
                                       RUSSELL 2000
           UNICAPITAL   RUSSELL 2000    FINANCIAL
           ----------   ------------   ------------
5/14/98      100.0         100.0          100.0
12/31/98      38.8          89.3           84.5

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified monthly and annual due dates, their initial ownership and all subsequent acquisitions, dispositions or other transfers of interest in Common Stock, if and to the extent reportable events occur which require reporting on such due dates. The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5s were required to be filed for those persons, the Company believes that, for 1998, all such filing requirements were met.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2000 Annual Meeting, stockholder proposals must be received by the Company no later than December 10, 1999, and must otherwise comply with the requirements of Rule 14a-8.

                           ANNUAL REPORT ON FORM 10-K

     Stockholders may obtain a copy (without exhibits) of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission without charge by writing to: Director of Investor Relations, UniCapital Corporation, 10800 Biscayne Boulevard, Suite 800, Miami, Florida 33161.

                             UNICAPITAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS MAY 14, 1999

The undersigned stockholder of UniCapital Corporation hereby appoints Mr. Robert
J. New and Mr. Martin Kalb and each of them attorneys and proxies with full power of substitution, to represent the undersigned and vote all shares of UniCapital Corporation's Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders on May 14, 1999, at 9:30 a.m. (Eastern Daylight Savings Time) or any adjournment(s) thereof:

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR ALL" Nominees in Item 1 and "FOR" Item 2.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

                PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                             UNICAPITAL CORPORATION


                                  MAY 14, 1999



                                           Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------------------------------------------------------------

A  [X] PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

                         FOR
                     all (except as      Witheld     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES IN ITEM 1 AND
                        marked)          for all     "FOR" ITEM 2.

1. Election of the      [   ]             [   ]      NOMINEES: Paul Feinsilver         2. Appointment of PricewaterhouseCoopers LLP
   following nominees                                          Scott Brown                as independent auditors for the year
   in Class 1                                                  Robert VanHellemont        ending December 31, 1999
   Directors.                                                  Robert Kopp
                                                                                                FOR      AGAINST       ABSTAIN

                                                                                               [   ]      [   ]         [   ]

INSTRUCTION: To withhold authority in vote for any                                        The undersigned hereby authorizes the
individual nominee, strike a line through the                                          proxies, in their direction to vote on any
nominee's name in the list at right.)                                                  other business which may by brought before
                                                                                       the meeting or any adjournment thereof.





                                                                                             I plan to attend the Annual Meeting

                                                                                                YES                      NO

                                                                                               [   ]                    [   ]



                                                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                                                       PROXY CARD PROMPTLY IN THE ENCLOSED
                                                                                       POSTAGE-PAID ENVELOPE.





Signature                                                       Signature                                            Date
          -----------------------------------------------------           ------------------------------------------      -------

NOTE: Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer.